Contacts
DASAN Zhone Investor Relations:	DASAN Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@zhone.com

DASAN Zhone Announces Receipt of Letter from Nasdaq Regarding Non-Compliance

Oakland, Calif., April 11, 2017 – DASAN Zhone Solutions, Inc. (formerly known as Zhone Technologies, Inc.) (NASDAQ: DZSI), a global leader in fiber access transformation for enterprise and service provider networks, today announced that on April 6, 2017, it received notice from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, based upon the company’s failure to timely file the 2016 Form 10-K with the SEC, the company no longer satisfied Nasdaq’s filing requirement, as set forth in Nasdaq Listing Rule 5250(c)(1). The letter also stated that, because the company failed to satisfy Nasdaq’s filing requirement within the past year and notwithstanding the fact that the company subsequently remedied the deficiency, the company was not eligible to submit a plan to regain compliance with the filing requirement for the Staff’s review; rather, the letter stated that the late filing of the 2016 Form 10-K would serve as an immediate basis for delisting unless the company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The company’s timely request for a hearing will automatically stay the suspension of the company’s common stock for a period of 15 days from the date of the request.
The company intends to timely request a hearing and a further stay of any suspension in the trading of the company’s common stock pending the outcome of the hearing and the expiration of any extension granted by the Panel. At the hearing, the company will present its plan to evidence compliance with Nasdaq’s filing requirement. The company is diligently working to evidence compliance with Nasdaq’s filing requirement as soon as possible; however, there can be no assurance that the Panel will grant the company’s request for a further stay of suspension or the company’s request for continued listing. The delisting of the company’s common stock from The Nasdaq Capital Market could have a material adverse effect on the company's business and on the trading of its common stock.

About DASAN Zhone
DASAN Zhone Solutions, Inc. is a global leader in broad-based network access solutions. The company provides solutions in five major product areas including broadband access, Ethernet switching, mobile backhaul, passive optical LAN (POL) and software defined networks (SDN). More than 750 of the world’s most innovative network operators, service providers and enterprises turn to DASAN Zhone Solutions for fiber access transformation. DASAN Zhone Solutions is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. DASAN Zhone Solutions is headquartered in Oakland, California.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements related to the request for a hearing before the Panel, any stay of the suspension of the company’s common stock, the company regaining compliance with periodic filing requirements, the continued listing of the company’s common stock on the Nasdaq Capital Market, the appeal process and the consequences of delisting the company’s common stock from the Nasdaq Capital Market. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified in the company’s other filings with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information about the factors that could cause such differences, please refer to the company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this press release speak only as of the date of this release and the company assumes no obligation to update any forward-looking statements for any reason.

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